Exhibit 99.1

NextTrip to Realign and Strengthen Board of Directors with Appointments of Carmen Diges, David Jiang, Jimmy Byrd, and Steve Kircher

Appointments Add a Diverse Range of Experience Across Global Capital Markets, Corporate Development, Technology, and Media

Santa Fe, NM – July 14, 2025 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward travel company redefining how people discover, plan, and book travel, today announced the transition and strengthening of its Board of Directors with the appointments of Carmen Diges, David Jiang, Steve Kircher, and Jimmy Byrd. The appointments add a diverse range of experience across global capital markets, corporate development, technology, and media, supporting the Company’s strategic execution and long-term growth initiatives.

Carmen, David, Steve and Jimmy are being appointed to the board in accordance with the share exchange agreement entered into with NextTrip Holdings Inc. in December 2023. These appointments mark the final step in the Company’s reverse acquisition of the NextTrip business, and come after the successful completion of all change in control and business milestones outlined in the original share exchange agreement. The appointments will take effect on July 28, 2025, at which time Salvatore Battinelli, Jacob Brunsberg, Dennis Duitch and Kent Summers, the continuing Sigma Additive solutions directors, will step down. With this board transition, the Company will be fully aligned under NextTrip’s leadership and strategic direction.

Bill Kerby, CEO of NextTrip, and Don Monaco, NextTrip’s Chairman of the Board, jointly stated: “We would like to extend our sincere thanks to Salvatore, Jacob, Dennis, and Kent for their support, guidance, and engagement throughout the reverse-acquisition process and for their contributions during the transition period.”

“This is a pivotal moment for NextTrip as we accelerate the growth of our travel and content platforms,” added Mr. Kerby. “We believe that the addition of Carmen, David, Jimmy, and Steve, strengthens our governance and ensures we are better aligned to pursue value creation, innovation, and global expansion.”

Carmen Diges

Carmen Diges is a senior capital markets and M&A attorney with deep experience advising multinational companies, funds, and boards on complex transactions and governance matters. She has served in advisory and board roles across sectors, including infrastructure, energy, mining, and technology, and is known for her ability to navigate cross-border transactions and public company responsibilities with precision and integrity.

David Jiang

David Jiang’s career includes serving as CEO of PineBridge Investments, where he led the post-crisis transformation of AIG’s asset management division into an independent firm managing over $75 billion in assets across more than 20 countries. He also held key executive roles at BNY Mellon, including CEO of Asia-Pacific and Global Head of Passive, ETF, and Beta Investing. Earlier in his career, he managed multi-billion-dollar portfolios as a Senior Portfolio Manager at Mellon Capital Management. As an entrepreneur, Mr. Jiang co-founded software and hardware technology companies, and is a holder of multiple patents. As an investor, Mr. Jiang focuses on disruptive technologies in ClimateTech, BioTech, FinTech, and AI. Mr. Jiang is a founding investor in NextTrip and has made multiple direct and indirect investments in the Company.

Steve Kircher

Steve Kircher currently serves as Chairman and CEO of Kircher Holdings LLC, a family office with a diverse investment portfolio. Kircher Holdings owns, through Trust, the Frangipani Beach Resort, a boutique hotel in Anguilla, British West Indies, and Borgo San Vincenzo, a boutique hotel in Tuscany, Italy. In addition to his leadership at Kircher Holdings, Mr. Kircher serves as an observer on the Board of Directors of Reviver Corporation (www.reviver.com), the world’s first digital license plate and connected vehicle platform company, and as a director on the Board of Directors of Third Home International, a unique membership group for luxury properties around the world. Mr. Kircher’s business background includes leading several high-growth companies with successful exits in the public markets.

Jimmy Byrd

Jimmy Byrd is the Executive Vice President, Corporate Development at Ledcor Group, a diversified construction company, where he oversees strategic growth initiatives across Canada and the United States. He has a successful track record in infrastructure development, M&A execution, and operations. Mr. Byrd’s experience scaling platforms and delivering shareholder value aligns with NextTrip’s current expansion strategy.

These appointments follow a series of strategic developments at NextTrip, including new partnerships, targeted travel agency acquisitions, and the anticipated growth in both viewership and available content for its JOURNY travel media brand. The Company continues to build a high-impact leadership team as it positions itself at the dynamic intersection of travel, technology, and content-driven media. Additional information regarding the appointments will be reported in a forthcoming Schedule 14f-1 to be filed by NextTrip with the U.S. Securities and Exchange Commission (“SEC”).

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-forward travel company redefining how people discover, plan, and book travel. By combining modern booking tools with immersive media and content, NextTrip offers a comprehensive suite of solutions across cruises, group travel, luxury getaways, and vacation rentals. The Company’s innovative platforms, including its FAST (Free Ad-Supported Streaming TV) channels and travel-focused media brands, engage and inspire travelers during the discovery phase, driving informed decisions and seamless bookings. With a growing portfolio of B2C and B2B offerings, NextTrip delivers personalized, end-to-end travel experiences for consumers and strategic value for industry partners. For more information or to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, the Company’s ability to effectively integrate recently acquired businesses and partnered offerings with its own business; the Company’s continued development efforts related to its various platforms; changes in the Company’s business strategy; market acceptance and use of the Company’s platforms; changes in travel, and in particular cruise and group travel, trends; changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the Company; the overall level of consumer demand for NextTrip’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior in the travel industry; disruption and volatility in the global currency, capital, and credit markets; the financial strength of NextTrip’s customers; NextTrip’s ability to raise additional capital to fund its operations; NextTrip’s ability to successfully implement its business strategy; stability of consumer demand for NextTrip’s products; any breaches of, or interruptions in, NextTrip’s information systems; fluctuations in the price, availability and quality of products as well as foreign currency fluctuations; NextTrip’s ability to maintain its Nasdaq listing; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 filed with the SEC on May 29, 2025 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us